                                                                  EXHIBIT 99.m15

                     AMENDMENT NO. 1 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                                     R CLASS

     THIS  AMENDMENT NO. 1 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES  PLAN is made as of the 1st day of May, 2004 by each of the above named corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall  have  the  meaning  ascribed  to  them  in the  Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the Issuers  (other than  American  Century  Quantitative  Equity
Funds, Inc., a Maryland  corporation  ("ACQEF,  Inc.")) are parties to a certain
Master  Distribution and Individual  Shareholder  Services Plan dated August 29,
2993 (the "Plan"); and

     WHEREAS, Issuers now desire to amend the Plan to add ACQEF, Inc. as a party thereto;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century  Quantitative  Equity Funds,  Inc. hereby adopts the in accordance  with Rule 12b-1  under the 1940 Act and on the terms and  conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 1.

     4. In the event of a conflict between the terms of this Amendment No. 1 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 1 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 1 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 1 as of the date first above written.

                         AMERICAN CENTURY MUTUAL FUNDS, INC.
                         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                         By:     /s/ Charles C. S. Park
                                 ----------------------------------------------
                         Name:   Charles C.S. Park
                         Title:  Vice President

                                   SCHEDULE A

                         Series Offering R Class Shares

Series                                                      Date Plan Effective
------                                                      -------------------

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>  Growth Fund                                              August 29, 2003
>>  Ultra Fund                                               August 29, 2003

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>  Equity Income Fund                                       August 29, 2003
>>  Large Company Value Fund                                 August 29, 2003

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>  Income and Growth Fund                                   May 1, 2004
>>  Small Company Fund                                       May 1, 2004

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>  International Growth Fund                                August 29, 2003

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>  Strategic Allocation: Moderate Fund                      August 29, 2003

By:    /s/ Charles C. S. Park
       -------------------------------------------
Name:  Charles C.S. Park
Title: Vice President
Date:  May 1, 2004

                                      A-1